Exhibit 4.1

CHENIERE CORPUS CHRISTI HOLDINGS, LLC,

as Issuer,

and

CORPUS CHRISTI LIQUEFACTION, LLC,

CHENIERE CORPUS CHRISTI PIPELINE, L.P., and

CORPUS CHRISTI PIPELINE GP, LLC,

as Guarantors,

AND EACH GUARANTOR THAT MAY BECOME PARTY HERETO

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 13, 2019

The Bank of New York Mellon,

as Trustee

EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE

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FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”), dated as of November 13, 2019, by and among Cheniere Corpus Christi Holdings, LLC, a Delaware limited liability company (the “Company”), Corpus Christi Liquefaction, LLC (“CCL”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”), Corpus Christi Pipeline GP, LLC (“CCP GP”) and any other Guarantors (as defined in the Indenture referred to below) that may become a party hereto from time to time, and The Bank of New York Mellon, as Trustee under the Base Indenture referred to below (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee previously have entered into the Indenture, dated as of May 18, 2016 (the “2016 Base Indenture”), and the Third Supplemental Indenture, dated as of September 6, 2019 (the “Third Supplemental Indenture”; the Third Supplemental Indenture together with the 2016 Base Indenture, the “Base Indenture”; and the Base Indenture, as supplemented by this Fourth Supplemental Indenture, the “Indenture”), providing for the issuance of 7.000% Senior Secured Notes due 2024 (the “Original 7.000% 2024 Notes”);

WHEREAS, the Base Indenture provides that, among other things, subsequent to the execution of the Base Indenture, the Company and the Trustee may, without the consent of Holders of the Original 7.000% 2024 Notes, enter into one or more indentures supplemental to the Base Indenture to provide for the issuance of Additional Notes in accordance with Section 2.01(d) thereof;

WHEREAS, the Base Indenture provides that the terms and conditions of any Additional Notes shall be established in one or more Supplemental Indentures approved pursuant to a Board Resolution;

WHEREAS, pursuant to a Board Resolution dated as of November 1, 2019, the Company has authorized the issuance of $1,500,000,000 aggregate principal amount of its 3.700% Senior Secured Notes due 2029 and such Board Resolution has been sent to the Trustee;

WHEREAS, the Company has requested and hereby requests that the Trustee join in the execution of this Fourth Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the parties and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Base Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1

INTERPRETATION

Section 1.01 To Be Read With the Base Indenture

This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, and the Base Indenture and this Fourth Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the 3.700% 2029 Notes (as defined below) as if all the provisions of the Base Indenture and this Fourth Supplemental Indenture were contained in one instrument.

Section 1.02 Capitalized Terms

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.

ARTICLE 2

ADDITIONAL NOTES

Section 2.01 The Additional Notes

Pursuant to Section 2.01(d) of the Base Indenture, the Company hereby creates and issues a series of Notes designated as “3.700% Senior Secured Notes due 2029,” initially limited in aggregate principal amount to $1,500,000,000 (the “3.700% 2029 Notes”); provided that the Company may, at any time and from time to time, create and issue additional 3.700% 2029 Notes in an unlimited principal amount which will be part of the same series as the 3.700% 2029 Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first Interest Payment Date) as the 3.700% 2029 Notes. The 3.700% 2029 Notes will have the same terms as the Original 7.000% 2024 Notes other than as provided in this Fourth Supplemental Indenture. All 3.700% 2029 Notes issued under the Indenture will, once issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all the terms, conditions and provisions of the Indenture.

Section 2.02 Maturity Date

The maturity date of the 3.700% 2029 Notes is November 15, 2029.

Section 2.03 Form; Payment of Interest

(a) With respect to the 3.700% 2029 Notes, the references, in the Base Indenture, in Section 2.01 thereof and in the definition of “Definitive Note”, to Exhibit A-1 and Exhibit A-2, shall be to Exhibit A-1 and Exhibit A-2 attached to this Fourth Supplemental Indenture.

(b) With respect to the 3.700% 2029 Notes, the references, in the Base Indenture, (i) in the definitions of “Indenture Payment Date” and “Interest Payment Date” to June 30 and December 31 shall be to May 15 and November 15 and (ii) in the definition of “Interest Payment Date” to December 31, 2016 shall be to May 15, 2020.

(c) The Company will pay interest and Additional Interest, if any, on the 3.700% 2029 Notes semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 3.700% 2029 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 13, 2019. The first Interest Payment Date with respect to the 3.700% 2029 Notes shall be May 15, 2020. Any accrued and unpaid interest on the 3.700% 2029 Notes at maturity will be paid on the maturity date.

Section 2.04 Execution and Authentication of the 3.700% 2029 Notes

The Trustee shall, pursuant to an Authentication Order, authenticate the 3.700% 2029 Notes.

ARTICLE 3

REDEMPTION AND CHANGE OF CONTROL OFFER

Section 3.01 Redemption

(a) With respect to the 3.700% 2029 Notes, Section 3.02 of the Base Indenture shall be replaced in its entirety to read as follows:

“Section 3.02 Selection of Notes to be Redeemed

If less than all of the 3.700% Senior Secured Notes due 2029 (the “3.700% 2029 Notes”) and the Exchange Notes issued for the 3.700% 2029 Notes (collectively, the “3.700% 2029 Series Notes”) are to be redeemed at any time, the Trustee will select 3.700% 2029 Series Notes for redemption pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (provided that, in the case of Global Notes, the Depositary may select Global Notes for redemption pursuant to its Applicable Procedures) and, if applicable, with such adjustments that may be deemed appropriate by the Trustee so that only 3.700% 2029 Series Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof will be purchased unless otherwise required by law, Depositary requirements, or applicable stock exchange requirements.

No 3.700% 2029 Series Notes of $2,000 or less can be redeemed in part. In the event of partial redemption, the particular 3.700% 2029 Series Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Company in writing of the 3.700% 2029 Series Notes selected for redemption and, in the case of any 3.700% 2029 Series Note selected for partial redemption, the principal amount thereof to be redeemed. 3.700% 2029 Series Notes and portions of 3.700% 2029 Series Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the 3.700% 2029 Series Notes of a Holder are to be redeemed, the entire outstanding amount of 3.700% 2029 Series Notes held by such Holder, even if not in the amount of $2,000 or a whole multiple of $1,000 thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to 3.700% 2029 Series Notes called for redemption also apply to portions of 3.700% 2029 Series Notes called for redemption.”

(b) With respect to the 3.700% 2029 Notes, Section 3.07 of the Base Indenture shall be replaced in its entirety to read as follows:

“Section 3.07 Optional Redemption

At any time or from time to time prior to May 18, 2029 (the “Call Date”), the Company may, at its option, redeem all or a part of its 3.700% 2029 Series Notes, at a redemption price equal to the Make-Whole Price plus accrued and unpaid interest on such 3.700% 2029 Series Notes, if any, up to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 3.700% 2029 Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such 3.700% 2029 Series Notes, without any premium, penalty or charge; and

(2)

an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to the Call Date (assuming the principal amount is scheduled to be paid on the Call Date and not including any portion of such payments of interest accrued and paid on the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points;

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the relevant redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to the Call Date on which the principal of the 3.700% 2029 Series Notes being redeemed will be paid in full; provided, however, that if the period from the redemption date to such Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after the Call Date, the Company may, at its option, redeem all or a part of the 3.700% 2029 Series Notes, at a redemption price equal to 100% of the principal amount of the 3.700% 2029 Series Notes to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date, without any premium, penalty or charge (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).”

(c) With respect to the 3.700% 2029 Notes, clause (5) of Section 3.09 of the Base Indenture shall be replaced in its entirety to read as follows:

“(5) that Holders electing to have a 3.700% 2029 Series Note purchased pursuant to an Asset Sale Offer, Excess Loss Proceeds Offer, the PLD Excess Proceeds Offer or the LNG SPA Mandatory Offer, as applicable, may elect to have 3.700% 2029 Series Notes purchased in integral multiples of $2,000 and integral multiples of $1,000 in excess thereof only;”

(d) With respect to the 3.700% 2029 Notes, clause (8) of Section 3.09 of the Base Indenture shall be replaced in its entirety to read as follows:

“(8) that, if the aggregate principal amount of 3.700% 2029 Series Notes and other Senior Debt tendered by Holders thereof or required to be prepaid, exceeds the Offer Amount, the 3.700% 2029 Series Notes, and such other Senior Debt, shall be purchased on a pro rata basis as determined pursuant to the CSAA and the Trustee will select the 3.700% 2029 Series Notes or portions thereof to be purchased by lot, on a pro rata basis or by any other method as the Trustee shall deem fair and appropriate; provided that, in the case of Global Notes, the Depositary may select Global Notes for redemption pursuant to its Applicable Procedures (and, if applicable, with respect to the 3.700% 2029 Series Notes, with such adjustments as may be deemed appropriate by the Trustee so that only 3.700% 2029 Series Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and”

(e) With respect to the 3.700% 2029 Notes, clause (7) of Section 4.17(a) of the Base Indenture shall be replaced in its entirety to read as follows:

“(7) that Holders whose 3.700% 2029 Series Notes are being purchased only in part will be issued new 3.700% 2029 Series Notes equal in principal amount to the unpurchased portion of the 3.700% 2029 Series Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.”

(f) With respect to the 3.700% 2029 Notes, the last paragraph of Section 4.17(b) of the Base Indenture shall be replaced in its entirety to read as follows:

“The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of 3.700% 2029 Series Notes properly tendered the Change of Control Payment for such 3.700% 2029 Series Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 3.700% 2029 Series Note equal in principal amount to any unpurchased portion of the 3.700% 2029 Series Notes surrendered, if any; provided that each such new 3.700% 2029 Series Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.”

ARTICLE 4

MISCELLANEOUS

Section 4.01 Ratification of the Indenture; Accession Agreement

(a) The Base Indenture as supplemented by this Fourth Supplemental Indenture is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

(b) Each Holder of the 3.700% 2029 Notes, by its acceptance of the 3.700% 2029 Notes, (i) instructs and directs the Trustee to execute and deliver the Third Amended and Restated Senior Creditor Group Representative Accession Agreement (which document shall be substantially in the form attached as Schedule D-1 to the CSAA) (the “Accession Agreement”) on its behalf, and (ii) appoints the Trustee as Senior Creditor Group Representative of the Holders for purposes of the Accession Agreement and each Finance Document to which the Trustee is party on behalf of the Holders.

(c) Upon the execution and delivery by the Trustee of the Accession Agreement (i) the 3.700% 2029 Notes upon issuance will constitute Additional Senior Debt and Senior Debt Obligations that are pari passu with all other Senior Debt Obligations and will be secured by the Collateral equally and ratably with all other Senior Debt Obligations, (ii) the Trustee shall be the Senior Creditor Group Representative for the Holders of the Notes (including for the avoidance of doubt those issued under the Base Indenture and existing amendments and supplements thereto), as a single Senior Creditor Group, and (iii) the Holders shall be Senior Noteholders.

Section 4.02 Governing Law

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE, THE 3.700% 2029 NOTES AND ANY NOTE GUARANTEES RELATED TO THE 3.700% 2029 NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.03 Counterpart Originals

The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 4.04 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof and will not affect the construction hereof.

Section 4.05 The Trustee

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Fourth Supplemental Indenture or of the 3.700% 2029 Notes. The recitals and statements contained herein and in the 3.700% 2029 Notes (except in the Trustee’s certificate of authentication), are deemed to be those solely of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

Section 4.06 Incorporation by Reference

Without limiting Section 1.01 hereof, Sections 13.01 and 13.11 of the Base Indenture are explicitly incorporated herein by reference and made part of this Fourth Supplemental Indenture.

[Signatures on following page]

SIGNATURES

Dated as of November 13, 2019

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

By:	/s/ Lisa C. Cohen
Name:	Lisa C. Cohen
Title:	Treasurer

CORPUS CHRISTI LIQUEFACTION, LLC

By:	/s/ Lisa C. Cohen
Name:	Lisa C. Cohen
Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By:	/s/ Lisa C. Cohen
Name:	Lisa C. Cohen
Title:	Treasurer

CORPUS CHRISTI PIPELINE GP, LLC

By:	/s/ Lisa C. Cohen
Name:	Lisa C. Cohen
Title:	Treasurer

[Signature Page to the Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ John D. Bowman
Name:	John D. Bowman
Title:	Vice President

[Signature Page to the Fourth Supplemental Indenture]

EXHIBIT A-1

[Face of Note]

CUSIP: 16412X AH8

ISIN: US16412XAH89

3.700% Senior Secured Notes due 2029

No.                       $

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

promises to pay to                      or registered assigns, the principal sum of                                                           DOLLARS on November 15, 2029.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2020. Any accrued and unpaid interest at maturity will be paid on the maturity date.

Record Dates: April 30 and October 31.

A-1-1

Dated:                     , 20

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

By:

Name:
Title:

This is one of the Additional Notes of the series designated therein referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:

Name:
Title:

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[Back of Note]

3.700% Senior Secured Notes due 2029,

referred to herein as the “Notes”

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Cheniere Corpus Christi Holdings, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 3.700% per annum from November 13, 2019 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Any accrued and unpaid interest on this Note at maturity will be paid on the maturity date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Unmatured Event of Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all

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Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture, dated as of May 18, 2016, as supplemented by a Third Supplemental Indenture, dated as of September 6, 2019, and a Fourth Supplemental Indenture, dated as of November 13, 2019 (as so supplemented, the “Indenture”), in each case, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to May 18, 2029, the Company may, at its option, redeem all or a part of the 3.700% 2029 Series Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 3.700% 2029 Series Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such 3.700% 2029 Series Notes, without any premium, penalty or charge; and

(2) An amount equal to the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to the Call Date (assuming the principal amount is scheduled to be paid on the Call Date and not including any portion of such payments of interest accrued and paid on the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points;

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“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the relevant redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to the Call Date on which the principal of the 3.700% 2029 Series Notes being redeemed will be paid in full; provided, however, that if the period from the redemption date to such Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after May 18, 2029, the Company may, at its option, redeem all or a part of the 3.700% 2029 Series Notes, at a redemption price equal to 100% of the principal amount of the 3.700% 2029 Series Notes to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date, without any premium, penalty or charge (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) The Company will be required to make an Asset Sale Offer, Excess Loss Proceeds Offer, PLD Excess Proceeds Offer or the LNG SPA Mandatory Offer to the extent provided in Sections 4.12, 4.19, 4.20 and 4.21, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS.

No past, present or future director, manager, officer, employee, incorporator, member, partner, Affiliate or stockholder of the Company or any Guarantor (in each case other than the Company and the Guarantors) or the Sponsor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 13, 2019, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Cheniere Corpus Christi Holdings, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Attention: Treasurer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably
appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12, Section 4.17, Section 4.19, Section 4.20, Section 4.21 of the Indenture, check the appropriate box below:

☐ Section 4.12	☐ Section 4.17	☐ Section 4.19	☐ Section 4.20

☐ Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12, Section 4.17, Section 4.19, Section 4.20, Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT A-2

[Face of Regulation S Temporary Global Note]

CUSIP: U16327 AD7

ISIN: USU16327AD75

3.700% Senior Secured Notes due 2029

No. _____	$

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

promises to pay to                  or registered assigns, the principal sum of                                                                       DOLLARS on November 15, 2029.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2020. Any accrued and unpaid interest at maturity will be paid on the maturity date.

Record Dates: April 30 and October 31.

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Dated:                     , 20

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

By:
Name:
Title:

This is one of the Additional Notes of the series designated therein referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

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[Back of Regulation S Temporary Global Note]

3.700% Senior Secured Notes due 2029,

referred to herein as the “Notes”

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE INDENTURE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE INDENTURE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF CHENIERE CORPUS CHRISTI HOLDINGS, LLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN,

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EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO CHENIERE CORPUS CHRISTI HOLDINGS, LLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSES (C), (D) OR (E) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE INDENTURE TRUSTEE) MUST BE DELIVERED TO THE INDENTURE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, CHENIERE CORPUS CHRISTI HOLDINGS, LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Cheniere Corpus Christi Holdings, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at 3.700% per annum from November 13, 2019 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Any accrued and unpaid interest on this Note at maturity will be paid on the maturity date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Unmatured Event of Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2020. The Company will pay interest (including post-petition interest in

A-2-4

any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 30 or October 31 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture, dated as of May 18, 2016, as supplemented by a Third Supplemental Indenture, dated as of September 6, 2019, and a Fourth Supplemental Indenture, dated as of November 13, 2019 (as so supplemented, the “Indenture”), in each case, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

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(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to May 18, 2029, the Company may, at its option, redeem all or a part of the 3.700% 2029 Series Notes, at a redemption price equal to the Make-Whole Price (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

“Make-Whole Price” with respect to any 3.700% 2029 Series Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such 3.700% 2029 Series Notes, without any premium, penalty or charge; and

(2) An amount equal to the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to the Call Date (assuming the principal amount is scheduled to be paid on the Call Date and not including any portion of such payments of interest accrued and paid on the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points;

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the relevant redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to the Call Date on which the principal of the 3.700% 2029 Series Notes being redeemed will be paid in full; provided, however, that if the period from the redemption date to such Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

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At any time on or after May 18, 2029, the Company may, at its option, redeem all or a part of the 3.700% 2029 Series Notes, at a redemption price equal to 100% of the principal amount of the 3.700% 2029 Series Notes to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date, without any premium, penalty or charge (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Company will be required to make an Asset Sale Offer, Excess Loss Proceeds Offer, PLD Excess Proceeds Offer or the LNG SPA Mandatory Offer to the extent provided in Sections 4.12, 4.19, 4.20 and 4.21, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

A-2-7

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner, Affiliate or stockholder of the Company or any Guarantor (in each case other than the Company and the Guarantors) or the Sponsor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 13, 2019, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors, if any, and the other parties thereto, relating to rights given by the Company and the Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Company and the Guarantors to the extent provided therein.

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(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Cheniere Corpus Christi Holdings, LLC

c/o Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Attention: Treasurer

A-2-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably
appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12, Section 4.17, Section 4.19, Section 4.20, Section 4.21 of the Indenture, check the appropriate box below:

☐ Section 4.12    ☐ Section 4.17    ☐  Section 4.19    ☐  Section 4.20

☐ Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12, Section 4.17, Section 4.19, Section 4.20, Section 4.21 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATIONS

TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note or for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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